Ex-(a)(1)(ii)

Nuveen Taxable Municipal Income Fund

MR A SAMPLE

DESIGNATION (IF ANY)

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C 1234567890             J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 1234567890

LETTER OF TRANSMITTAL TO TENDER SHARES OF NUVEEN TAXABLE MUNICIPAL INCOME FUND

Pursuant to the Offer to Purchase dated January 14, 2019, Nuveen Taxable Municipal Income Fund (the “Fund”) has offered to purchase up to 20%, or 6,838,973 shares, of its Common Shares. The offer expires at 5:00 p.m. New York City time on February 12, 2019, unless extended. See Instructions on the reverse side.

I/we, the undersigned, hereby surrender to you for tendering the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated January 14, 2019 (“Offer to Purchase”). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

Breakdown of your holding here at Computershare:
Total Certificated Shares	Total Book-Entry Share	Total Shares
1234567890	1234567890	1234567890
1

Signature: This form must be signed by all of the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority to so act, or in lieu of evidence guaranteed by an Eligible Institution. Additionally, if any of the tendered Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

Signature of Shareholder	Date	Daytime Telephone #

Signature of Shareholder	Date	Daytime Telephone #

PLACE AN X IN ONE TENDER BOX ONLY
2		3
☐ Tender All	or	☐ Partial Tender
		WHOLE SHARES FRACTIONS

Please locate your certificate(s) and send them along with the completed Letter of Transmittal.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.

1 2 3 4 5 6 7 8 9 0 1 2 T E N D N B B C 0 1

01UQ0J

Document Number

4 Special Transfer Instructions		5 Special Mailing Instructions
If you want your stock certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.	Signature Guarantee Medallion (Title of Officer Signing this Guarantee)

Fill in ONLY if you want your stock certificate(s) for Fund shares and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.

Name (Please Print First, Middle & Last Name)	(Name of Guarantor - Please Print)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Address of Guarantor Firm)	Address (Number and Street)

(City, State & Zip Code)

(City, State & Zip Code)

(Tax Identification or Social Security Number)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1 Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificates in the enclosed envelope. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2 If you are tendering all your shares for cash, please check this box only.

3 If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.

4 If you want your certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be medallion guaranteed.

5 Complete Box 5 only if your certificate(s) for Fund shares and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

6 Mutilated, Lost, Stolen or Destroyed Certificates. If any certificate representing Shares has been mutilated, lost, stolen or destroyed, the shareholder should promptly call the Depositary at (781) 575-2879 or (877) 373-6374. The shareholder will then be instructed by the Depositary as to the steps that must be taken to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

Form W-9: Under U.S. Federal Income Tax law, a stockholder is required to provide Computershare with such shareholder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare.

The Information Agent for the Offer is:	The Depositary for the Offer is:
Georgeson LLC	Computershare

All Holders Call Toll Free: (888) 605-8334	By Mail:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011

By Registered, Certified or Express Mail or Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

Computershare Trust Company, N.A.P.O. Box 43011Providence Rhode Island 02940-3011Please return this form with your Letter of TransmittalNuveen Taxable Municipal Income Fund000001MRA SAMPLE DESIGNATION(IFANY) ADD1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6Holder Account NumberC1234567890J N TUse black ink. Print in CAPITAL letters inside the grey ABC 123 X areas as shown in this example.Date Issued: DD MMM YYYYForm W-9 Request for Taxpayer Identification Number and CertificationDear Shareholder:Our records indicate that your U.S. Social Security Number or Employer Identification Number is not certified. If this Form W-9 is not completed and returned, your account may be subject to backup withholding at the applicable tax rate on all dividends and sale proceeds. For joint tenant accounts, the TIN provided must belong to the first owner listed above to avoid backup withholding. A Taxpayer Identification Number (TIN)Enter your TIN for the above registered name and address in the appropriate box. For individuals, this is your Social Security number (SSN). For other entities, it is your Employer Identification Number (EIN). COMPLETE ONLY ONE BOX.Social Security Number Employer Identification NumberORB Federal Tax ClassificationCheck appropriate box (required); check only ONE of the following boxes:Individual/Sole Proprietor or Single-Member LLCC CorporationS CorporationPartnershipTrust/ EstateNote: For a single-member LLC that is disregarded, check the appropriate box above for the tax classification of the single-member owner.C Exempt Payee Code (if any)Limited Liability Company or Other ClassificationIf you are an LLC or Other Classification, do not complete this form. You must complete an IRS Form W-9. This form can be found on the IRS website at www.irs.gov. See Limited Liability Company or Other Classification on the back of this form for more information.If you are exempt from backup withholding, enter in the Exemptions box, any code that may apply to you. See Exempt payee codes on the back of this form.Exemption from FATCA reporting code (if any)Not Applicable(Applies to accounts maintained outside the U.S.)D CertificationUnder penalties of perjury, I certify that:1. The number shown on this form is my correct Taxpayer Identification Number, and2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and3. I am a U.S. citizen or other U.S. person (defined on reverse).4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct (defined on reverse).Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.This form must be signed and dated for us to accept as proper certification.Sign Here Signature of U.S. Person - Please keep signature within the box Date (mm/dd/yyyy) Daytime Telephone NumberSend form to Computershare. Do not send to the IRS.23UW9NBB022W0A (Rev. 6/17)

How to complete this formBackup WithholdingThe Internal Revenue Service (IRS) requires us to withhold taxes for the applicable rate of backup withholding for U.S. persons without a W-9 tax certification who are not otherwise exempt. Parties acting as disbursement agents, such as Computershare, must withhold and pay to the IRS the applicable tax rate of such payments under certain conditions. This is called backup withholding. Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, and royalties. Supplying us with your correct Taxpayer Identification Number (TIN), and signing this form will generally allow you to receive your payments without being subject to backup withholding. Failure to supply your TIN, or supplying us with an incorrect TIN, could result in a $50.00 penalty being assessed by the IRS.Receipt of a completed Form W-9 will discontinue backup withholding unless otherwise required.What Name and Number To Give the RequesterExempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.The following codes identify payees that are exempt from backup withholding:1 -- An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)2 -- The United States or any of its agencies or instrumentalities3 -- A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities4 -- A foreign government or any of its political subdivisions, agencies, or instrumentalities5 -- A corporation6 -- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States7 -- A futures commission merchant registered with the Commodity Futures Trading Commission8 -- A real estate investment trust9 -- An entity registered at all times during the tax year under the Investment Company Act of 194010 -- A common trust fund operated by a bank under section 584(a)11 -- A financial institution12 -- A middleman known in the investment community as a nominee or custodian13 -- A trust exempt from tax under section 664 or described in section 4947For this type of account: Give name and SSN of:1. Individual The individual2. Two or more individuals (joint account) The actual owner of the account or, if combined funds, the first individual on the account3. Custodian account of a minor The minor (Uniform Gift to Minors Act)4. a. The usual revocable savings The grantor-trustee trust (grantor is also trustee) b. So-called trust account that is The actual owner not a legal or valid trust under state law5. Sole proprietorship or disregarded The owner entity owned by an individual6. Grantor trust filing under Optional The grantor Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))For this type of account: Give name and EIN of:7. Disregarded entity not owned by an The owner individual8. A valid trust, estate, or pension trust Legal entity9. Corporation or LLC electing The corporation corporate status on Form 8832 or Form 2553 10. Association, club, religious, The organization charitable, educational, or other tax-exempt organization 11. Partnership or multi-member LLC The partnership12. A broker or registered nominee The broker or nominee 13. Account with the Department of The public entity Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments 14. Grantor trust filing under the Form The trust 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))Limited Liability Company or Other ClassificationIf you are a Limited Liability Company or Other entity, complete an IRS Form W-9 found on the IRS website www.irs.gov. Be sure to include the information required in the IRS instructions for a Limited Liability Company (LLC) or for Other entities on page 2. Return the completed form to the address below.Definition of a U.S. Person. For federal tax purposes, you are considered a U.S. person if you are:An individual who is a U.S. citizen or U.S. resident alien,A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, Ï An estate (other than a foreign estate), or Ï A domestic trust (as defined in Regulations Section 301.7701-7).Exemption from FATCA reporting: If you are submitting this form for an account that is maintained in the United States, you are exempt from FATCA reporting.Please return the completed form to: Computershare Trust Company, N.A.P.O. Box 43011 Providence Rhode Island 02940-3011 DID YOU KNOW?You can certify your account online by visiting us at the website on the reverse side of this form. Please return this form with your Letter of Transmittal While online, join the thousands of shareholders that have signed up for electronic delivery!21UW9_01QDHB